UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)May 12, 2011
Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578

(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of Principal Executive Offices)	(Zip Code)
(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.
Martin Marietta Materials, Inc. held its Annual Meeting of Shareholders on May 12, 2011. Of the 45,496,606 shares outstanding and entitled to vote, 42,477,069 shares were represented at the meeting, or a 93.36% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:
Proposal 1 — Election of Directors
Elected the following three individuals to the Board of Directors to serve as directors for a term of three years until the Annual Meeting of Shareholders in 2014, and until their successors have been duly elected and qualified:

	Votes	Votes	Votes	Broker
	Cast For	Withheld	Abstained	Non-Votes

Sue W. Cole	36,263,126	4,217,822	—	1,996,121

Michael J. Quillen	36,263,985	4,216,963	—	1,996,121

Stephen P. Zelnak, Jr.	36,253,497	4,227,451	—	1,996,121
Proposal 2 — Ratification of Appointment of Independent Auditors
Ratified the selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2011. The voting results for this ratification were 41,040,435 — For ; 1,405,138 — Against ; and 31,496 — Abstained.
Proposal 3 — Advisory Vote on Compensation of Named Executive Officers
Approved, on an advisory basis, the overall compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement. The voting results for this approval were 39,946,570 shares voted for; 462,784 shares voted against; 71,590 shares abstained from voting; and there were 1,996,125 broker non-votes.
Proposal 4 — Advisory Vote on the Frequency of the Advisory Vote on Compensation of Named Executive Officers
Approved, on an advisory basis, “every one year” for the frequency of the future advisory shareholder vote on the compensation of the Corporation’s named executive officers. The voting results for this approval were 25,986,459 shares voted for “every one year”; 1,591,241 shares voted for “every two years”; 12,833,803 shares for “every three years”; 69,436 shares abstained from voting; and there were 1,996,130 broker non-votes.
In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on executive compensation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC. (Registrant)
Date: May 18, 2011	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Executive Vice President and Chief Financial Officer